UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.02 per share	STLY	OTCQB

Item 4.01

Changes in Registrant’s Certifying Accountant.

On April 29, 2019, the Audit Committee of the Board of Directors of HG Holdings, Inc. (the “Company”) approved the engagement of Cherry Bekaert LLP (“CB”) as the Company’s principal independent registered public accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2019. As a result, on April 29, 2019, the Company dismissed BDO USA, LLP (“BDO”), as the Company’s principal independent registered public accountants.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 29, 2019, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During the Company’s fiscal years ended December 31, 2018 and 2017, and through April 29, 2019, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred, except for the material weakness in the Company’s internal controls over financial reporting as described below.

The material weakness in internal control over financial reporting as disclosed in Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 was identified as we did not design and maintain effective controls related to the accounting with respect to the recording of a gain on extinguishment of the Amended and Restated Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stanley Furniture Company LLC in favor of the Company. This material weakness was subsequently remediated as of December 31, 2018. The Audit Committee has discussed these matters with BDO, and the Company has authorized BDO to respond fully to any inquiries by CB concerning the subject matter of such reportable event.

The material weakness in internal control over financial reporting as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2017 was identified as we did not design and maintain effective controls related to the accounting with respect to modifications of share-based payment awards. This material weakness was subsequently remediated as of March 31, 2018. The Audit Committee has discussed these matters with BDO, and the Company has authorized BDO to respond fully to any inquiries by CB concerning the subject matter of such reportable event.

The Company has requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from BDO, dated April 29, 2019, is filed as Exhibit 16.1 to this Form 8-K.

The Company engaged CB as its new independent registered public accounting firm as of May 2, 2019. During the fiscal years ended December 31, 2018 and December 31, 2017, and the interim period through May 2, 2019, the Company did not consult with CB regarding: (1) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that CB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Description
16.1*	Letter from BDO to the Securities and Exchange Commission dated April 29, 2019.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: May 3, 2019	By:	/s/ Brad G. Garner
Brad G. Garner
Principal Financial and Accounting Officer

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